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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31299) of Ticketmaster Group, Inc. of our report dated February 24, 1998 (except for Note 13, as to which the date is April 10, 1998) with respect to the consolidated financial statements of Ticketmaster Group, Inc. included in the Annual Report on Form 10-K for the year then ended.

Our audit also included the financial statement schedule of Ticketmaster Group, Inc. listed in Item 14(a) in this Annual Report on Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Ernst & Young LLP


Los Angeles, California
April 23, 1998